UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 649-4500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 29, 2008, Platinum Energy Resources, Inc. (“Company”) completed the acquisition of Maverick Engineering, Inc. (“Maverick”) pursuant to an agreement and plan of merger entered into on March 18, 2008 among the Company, a wholly-owned subsidiary, Maverick, and Robert L. Kovar Services, LLC, as the stockholder representative.  As part of the consideration for such acquisition, the Company issued to the Maverick stockholders non interest bearing cash flow promissory notes (“Cash Flow Notes”) in the aggregate principal amount of $5,000,000.  The cash flow notes were reduced for a working capital post closing adjustment which was determined by the Company to be $645,596. This amount may be subject to modification as may be agreed between the parties.

On April 16, 2009, the Company received a written notice of acceleration from Robert L. Kovar Services, LLC, as the stockholder representative, claiming that the Company failed to make timely mandatory prepayments in the amount of $110,381 due under the terms of the Cash Flow Notes.  The Cash Flow Notes are payable quarterly at the rate of 50% of pre-tax net income, as defined in the merger agreement, generated by the Maverick business on a stand-alone basis in the preceding quarter.

It is the Company’s position that Maverick generated a pretax loss during the period April 29, 2008 through December 31, 2008 and the fourth quarter of 2008, and as such the Company was not obligated to make a mandatory payment to the note holders.   Generally Accepted Accounting Principles in the United States of America (“GAAP”) require intangible assets to be amortized over their useful lives.  In addition, goodwill and intangible assets are evaluated annually for potential impairment.  The pretax income as calculated by Robert L. Kovar Services, LLC, as the stockholder representative, did not include amortization expense or impairment charges related to intangible assets and goodwill in accordance with GAAP.

ITEM 2.06	Material Impairments.

On April 1, 2009 the Company disclosed in a Form 8-K that it had determined that certain assets have been impaired due to the decline in prices for natural gas and oil, and overall industry activity.  The Company has completed its asset impairment analysis and recognized a non-cash ceiling test impairment of oil and natural gas properties of $130 million ($85 million, net of tax) during the fourth quarter ended December 31, 2008, as a result of declines in commodity prices and negative revisions in the Company's proved reserve quantities.   In addition, based on the Company’s asset impairment analysis as of December 31, 2008, the Company recognized a $7.8 million goodwill impairment charge related to the acquisition of Maverick.

SIGNATURES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: April 22, 2009
	By:	/s/ Al Rahmani
Al Rahmani
Interim Chief Executive Officer